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                                                                  Exhibit 10.4.g

                              FOURTH AMENDMENT OF
                 FMC CORPORATION EMPLOYEES' RETIREMENT PROGRAM
        PART I SALARIED AND NONUNION HOURLY EMPLOYEES' RETIREMENT PLAN
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              (As Amended and Restated Effective January 1, 1999)

     WHEREAS, FMC Corporation (the "Company") maintains the FMC Corporation Employees' Retirement Program Part I Salaried and Nonunion Hourly Employees' Retirement Plan (the "Plan"); and

     WHEREAS, the Plan has been amended from time to time, and further amendment of the Plan is now considered desirable;

     NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, and
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pursuant to authority delegated to the undersigned officer of the Company by resolution of its Board of Directors, the Plan is hereby amended, effective January 1, 1999, in the following respects:

     1. By inserting the following at the end of the definition of "Foreign Subsidiary" in Article I of the Plan:

          "Highly Compensated Employee means an Employee who:
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          (a)  at any time during the Determination Year or the Look-Back Year owns (or is considered under Code Section 318 to own) more than five percent of the Company or an Affiliate; or

          (b) had more than $80,000, as adjusted, in compensation (as defined in Code Section 415(c)(3)) from the Company and the Affiliates during the Look-Back Year.

     The 'Determination Year' is the Plan Year for which the determination of who is a Highly Compensated Employee is being made, and the 'Look-Back Year' is the 12 month period immediately preceding the determination year.

          A former Employee of the Company or an Affiliate is a Highly Compensated Employee for a given Determination Year if he or she separated from service (or was deemed to have separated) before the Determination Year, performs no services for a Participating Employer during the Determination Year, and was a Highly Compensated Employee for the Plan Year during which he or
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     she separated from service (or was deemed to have separated) or for any
     Determination Year ending on or after his or her 55th birthday.

          The Secretary of the Treasury or its delegate will adjust the $80,000 limit from time to time, to reflect increases in the cost of living. Employees who are nonresident aliens and receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company and its Affiliates that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) are not treated as Employees for purposes of this definition."

     2. By inserting the following at the end of the definition of "Hour of Service" in Article I of the Plan:

          "Notwithstanding the foregoing, for purposes of Section 2.1.(b)(ii), "Hour of Service" means each hour for which an Employee is directly or
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     indirectly paid or entitled to payment by the Company or an Affiliate:

          (a)  for the performance of duties;

          (b) on account of a period of time during which no duties were performed, provided that Hours of Service will not be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws, or for payments that reimburse an Employee's for medically related expenses; and

          (c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company, provided that, the same Hours of Service have not already been credited under (a) or (b) above.

          No more than 501 Hours of Service will be credited for any single continuous period of time during which the Employee performed no duties. The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), which are incorporated herein by reference, and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c), which are incorporated herein by reference."

     3.   By inserting the following at the end of Section 3.1.1:

          "Notwithstanding anything to the contrary contained in the Plan, a Participant's right to his or her Normal Retirement Benefit is nonforfeitable upon the attainment of his or her Normal Retirement Date."

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     4.    By inserting the following at the end of Section 3.3.2:

           "In the case of a Participant who commences distribution of his accrued benefit beyond the April 1 of the calendar year following the year in which he attains age 70 1/2, the Participant's accrued benefit shall be actuarially increased to take into account the period after age 70 1/2 in which the Participant was not receiving any benefits under the Plan."

     5. By deleting the substituting "65/th/" for "62/nd/" in the last line of Section 3.2.3.

     6. By substituting the following for the last sentence of Section 3.5.1(iv)(3):

           "The mortality basis for determining Actuarial Equivalence for terminations prior to January 1, 1995 shall be the 1971 Group Annuity Mortality Table (weighted 95% male and 5% female.) The mortality basis for determining Actuarial Equivalence for terminations on or after January 1, 1995 shall be the 1983 Group Annuity Mortality Table (weighted 50% male and 50% female)."

     7.    By substituting the following for Section 3.5.1(iv)(4):

           "In the case of a Participant whose retirement benefit commences after Social Security Retirement Age, the dollar limitation shall be the Actuarial Equivalent of Subsection (a) above payable at Social Security Retirement Age. The interest rate for determining Actuarial Equivalence shall be the greater of the interest rate assumption under the Plan for determining early retirement benefits or 5% per year. The mortality basis for determining Actuarial Equivalence for terminations prior to January 1, 1995 shall be the 1971 Group Annuity Mortality Table (weighted 95% male and 5% female.)" The mortality basis for determining Actuarial Equivalence for terminations on or after January 1, 1995 shall be the 1983 Group Annuity Mortality Table (weighted 50% male and 50% female)."

     8. By deleting the words "highly compensated employee or former employee (determined in accordance with section 414(g) of the Code and regulations thereunder)" in Section 11.4 and substituting therefor the words "Highly Compensated Employee."

     9.    By inserting the following at the end of Section 11.4:

     "11.5 Provision To Prevent Discrimination
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           11.5.1  Purpose. To prevent discrimination in favor of Highly
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     Compensated Participants, the provisions of this Section 11.5 shall be applicable notwithstanding anything elsewhere contained in the Plan to the contrary.


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          11.5.2  Definitions.  In this Section 11.5, the following terms shall
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     have the meaning stated below:

          "Benefit" shall include among other benefits under the Plan, loans in
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     excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living or former Employee, and any death benefits under the Plan not provided for by insurance on the Employee's or former Employee's life.

          "Current Liabilities" shall have the meaning set forth in Section
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     412(1)(7) of the Code.

          "Social Security Supplement" shall have the meaning set forth in
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     Internal Revenue Service Regulation (S) 1.411(a)-7(c)(4)(ii).

          11.5.3    Limitations.
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                    (a)  In the event of termination of the Plan, the Benefit of any Highly Compensated Employee (and any former Highly Compensated Employee) is limited to a Benefit that is nondiscriminatory under
          Section 401(a)(4) of the Code.

                    (b) The annual payments under the Plan to or on behalf of any Employee described in Section 11.5.4 are restricted to an amount in each taxable year of the Employee equal to the payments that would be made to or on behalf of the Employee under:

                         (i) a straight life annuity that is the Actuarial Equivalent of the accrued benefit and other Benefits to which the Employee is entitled under the Plan (other than a Social Security Supplement), and

                         (ii) the amount of the payments that the Employee is
                    entitled to receive under a Social Security Supplement.

                    (c) The restrictions in paragraph (b) above do not apply, if any of the following requirements is satisfied:

                         (i) after payment to or on behalf of an Employee described in Section 11.5.4 of all Benefits payable to or on behalf of the Employee, the value of Plan assets equals or exceeds 110% of the value of Current Liabilities,

                         (ii) the value of Benefits payable to or on behalf of
                    an Employee described in Section 11.5.4 is less than 1% of the value of the Current Liabilities before distribution, or

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                         (iii)  the value of the Benefits payable to or on
                    behalf of an Employee described in Section 11.5.4 does not exceed the amount described in Section 411(a)(11)(A) of the Code.

          11.5.4    Employees Whose Benefits are Restricted.  The Employees
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     whose Benefits are restricted on distribution include all Highly
     Compensated Employees and former Highly Compensated Employees.

          A Highly Compensated Employee or former Highly Compensated Employee is not subject to restriction under this Article if he is not one of the 25 (or larger number chosen by the Company) excludable Employees and former Employees of the Company with the largest amount of Earnings in the current or in any prior Plan Year.

          11.5.5    Reasonable Method.  Any reasonable and consistent method
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     selected by the Committee may be used to determine the value of Current
     Liabilities and Plan Assets."

     10.  By inserting the following at the end of Section 13.2:

                    "In determining Top Heavy status, nonproportional subsidies are considered, and proportional subsidies are ignored."

     11.  By changing the number "5" to the number "3" in Section 13.4.2.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 1st day of May, 2001.

                                    FMC CORPORATION


                                    By: /s/ Stephen F. Gates
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                                    Member, Employee Welfare Benefits Plan
                                    Committee

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